Fluence Energy, Inc. Reports First Quarter Results

Very strong order intake drives backlog and future growth showcasing strategy execution

ARLINGTON, Va., February 9, 2022 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a leading global pure-play provider of energy storage products, services, as well as digital applications for renewables and storage, today announced its results for the three months ended December 31, 2021.
Strategic and Operational Highlights
First Fiscal Quarter Ended December 31, 2021
•Significant growth across the organization
◦Awarded a 200 MW transmission and distribution enhancement contract following a successful 1 MW pilot with Litgrid AB.
◦Awarded a 320 MW Fluence IQ contract in Australia for Fluence IQ to optimize the portfolio of renewable assets for a major telecommunication company.
◦Added 139 full-time employees during the quarter, including two new executives for software controls and software engineering.
•Executed supply chain improvements focused on targeting long term value creation.
◦Increased supply chain and manufacturing organization by 57% since September 30, 2021.
◦Selected contract manufacturers for new locations in North America and Europe.

January and February 2022
•Signed a 1.1GW Fluence IQ contract with AES for the optimization of solar and energy storage portfolio in the Western United States.
•Signed a term sheet with ReNew Power (Nasdaq: RNW) to enter into a 50:50 joint venture in India.
•Entered into a partnership with Pexapark to provide innovative energy sales advisory services and roll out digital applications to the Fluence IQ ecosystem. This is the first partnership between Fluence and a third-party developer to further strengthen and amplify the capabilities of the Fluence IQ ecosystem.
•Entered into a strategic agreement to collaborate with QuantumScape (NYSE: QS), a leader in solid-state battery technology, setting the stage for a possible large-scale supply agreement in the future.

Financial Highlights
•First quarter financial results showcase strong order intake and delayed revenue recognition.
◦Total revenues for the first fiscal quarter were $175 million, up 50% from the same quarter last year.
◦Net loss for the first fiscal quarter was $(111) million, compared to $(12) million for the same quarter last year.
◦Adjusted EBITDA* for the first fiscal quarter was $(43) million, compared to $(11) million for the same quarter last year.
•Reaffirm our fiscal year 2022 total revenue guidance of $1.1 to $1.3 billion.
•Total backlog of $1.9 billion as of December 31, 2021; comprised of approximately $1.6 billion from energy storage products, and approximately $0.3 billion from recurring revenues (energy storage services and Fluence IQ). This is compared to our September 30, 2021 Total backlog of $1.7 billion.
*Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for details, as well as a reconciliation to the most directly comparable financials measure stated in accordance with GAAP.
Executive Summary
Commenting on the quarter, Manuel Perez Dubuc, the Company’s President and Chief Executive Officer, said “I’m pleased to report that we exceeded expectations for new customer orders of our energy storage products during the first fiscal quarter despite short-term headwinds. We take comfort in our $1.9 billion backlog that continues to grow and provide additional visibility to future cash flow. Operationally, we now have 4.2 GWs of energy storage products deployed or contracted worldwide and have strong visibility to future cash flows through our backlog. More importantly, we continue to see strong growth in our digital business providing us with confirmation of our strategy and execution.
I am most excited about the progress we've made in our digital business, first with our Pexapark partnership and more recently with our 1.1 GW Fluence IQ contract with AES. This contract is the largest digital award ever and enables us to meet our 2022 annual recurring revenue target for Fluence IQ, seven months ahead of schedule.
We are still seeing some headwinds associated with supply chain disruptions from COVID-19 as well as project cost overruns from our first Gen 6 product installations and commissioning. We've taken swift action to mitigate these challenges that provide us the confidence to reaffirm our fiscal year 2022 guidance. This guidance assumes that ongoing energy storage supply chain disruptions and temporary closures of customer constructions sites will be resolved during 2022.
We also positioned ourselves for continued long-term success through several key initiatives executed in January 2022. First, we signed a term sheet with ReNew Power (Nasdaq: RNW), India’s leading renewable company, to form a 50:50 joint venture in India. By partnering with ReNew, a well-respected, established, and pure renewables player in India, Fluence has the first mover advantage to quickly capture Indian market share. This independent joint venture will license and sell our products and services to anyone in India, including ReNew. We are pleased this announcement is accompanied by the announcement of the joint venture’s first contract, which will consist of a 150 MWh order.
Second, we expanded our digital ecosystem by adding Pexapark and its four applications to our Fluence IQ platform. This is a significant milestone that corroborates our vision for Fluence IQ and provides us with additional upside through revenue sharing.
And finally, we signed a strategic agreement with QuantumScape (NYSE: QS), to collaborate and test QuantumScape’s solid-state technology in Fluence’s proprietary products. We are excited to partner with them as we strive to increase our ability to develop higher density and lower cost products, while also increasing total safety features.

Looking forward, we continue to see record levels of demand and we believe our recent strategic actions bolster our ability to capitalize on these opportunities and deliver value to our shareholders as we transform the way we power our world for a more sustainable future.”
Commenting on the company’s financial results, Dennis Fehr, the Company’s Chief Financial Officer, said “During the first fiscal quarter, we made progress towards completing several key orders. Like the prior quarter, the recent COVID-19 surge resulted in product-related revenues being delayed, thereby shifting the timing of revenue recognition. However, in spite of the compounding effects of COVID-19, based on our corrective measures, we expect to catch up on these orders in the short-term. As we focus on delivering against our backlog, we are also continuing to experience strong demand for our products and services, providing us solid visibility for future growth.”
Fiscal Year 2022 Total Revenue Guidance and Annual Seasonality
The Company reaffirmed its fiscal year 2022 total revenue guidance of $1.1 billion to $1.3 billion. This guidance assumes that ongoing energy storage product shipping delays and temporary closures of customer constructions sites will be resolved during 2022.
Fluence’s business has historically been subject to seasonality due to the timing of many projects coming online around the northern hemisphere summer peak season. As a result, revenue recognition as a percentage of annual revenue has historically been approximately 15% during Q1, approximately 15% during Q2, approximately 40% during Q3, and approximately 30% during Q4 of the Company’s fiscal year ending September 30.

Fiscal year ending September 30	FY Q1 (Oct – Dec)	FY Q2 (Jan – Mar)	FY Q3 (Apr – Jun)	FY Q4 (July – Sept)
Approximate Percentage of Annual Revenue and Percentage of Annual Contracted Megawatts	15%	15%	40%	30%

Calendar year ending December 31	CY Q1 (Jan – Mar)	CY Q2 (Apr – Jun)	CY Q3 (Jul – Sep)	CY Q4 (Oct – Dec)
Approximate Percentage of Annual Revenue and Percentage of Annual Contracted Megawatts	15%	40%	30%	15%
Share Count
The shares of the Company’s common stock are presented below:

in millions	Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	58.587
Class B-1 common stock held by Siemens Industry, Inc.	58.587
Class A common stock held by Qatar Holding LLC	18.493
Class A common stock issued in IPO	35.650
Total Class A and Class B-1 common stock outstanding (1)	171.317
(1) Before incentive compensation award plans

Conference Call Information
Fluence will conduct a teleconference starting at 8:30 a.m. EST on Thursday, February 10th, 2022, to discuss the first fiscal quarter results. To participate, dial +1 (855)-638-9362 (US/Canada toll-free) or +1 (281)-456-4059 (international) and refer to conference ID 3382519 approximately 15 minutes prior to the scheduled start time.
The teleconference will be simulcast in a listen-only mode at: https://edge.media-server.com/mmc/p/xvhgex5h, or on https://ir.fluenceenergy.com/news-events. Supplemental materials including the quarterly earnings presentation may be referenced during the teleconference will be available on our website.
A replay of the conference call will be available after 1 p.m. EST on Thursday, February 10, 2022. The replay will be available on the Company’s website at https://ir.fluenceenergy.com/news-events and will remain available for the next 12 months.
Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Loss, and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures. Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures included in this press release and the accompanying tables contained at the end of this release.
About Fluence
Fluence is a leading global provider of energy storage products and services and AI-enabled digital applications for renewables and storage. Our energy storage products are built on our sixth-generation technology stack (“Tech Stack”), which combines our modular, factory-built hardware (“Fluence Cube”) with a proprietary edge-based controls system (“Fluence OS”). Our service offerings include delivery services and recurring operational services, as well as financing structuring services, such as energy-storage-as-a-service (“ESaaS”). The Fluence IQ Digital Platform includes the Fluence Bidding Application, which delivers AI-powered market bidding optimization for solar, wind, and energy storage assets, including non-Fluence energy storage systems.
Forward-Looking Statements
The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Fiscal Year 2022 Total Revenue Guidance and Annual Seasonality” and other statements regarding future financial performance, business strategies, expansion plans, future results of operations, future revenue recognition and estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this presentation, words such as such as “may,” ”possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our ability to achieve or maintain profitability, our ability to successfully execute our business and growth strategy, our ability to develop new product offerings and services, the potential adverse effects of the ongoing COVID-19 pandemic, including capacity constraints within the shipping industry, increased shipping costs and delays in the shipping of our energy storage products, and other factors set forth under Part I, Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, filed with the Securities and Exchange Commission (“SEC”) on December 14, 2021 and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.

Contacts
Analyst
Samuel Chong
+1 872-301-2501
Email : InvestorRelations@fluenceenergy.com

Lexington May
+1 713-909-5629
Email : InvestorRelations@fluenceenergy.com

Media
Alison Mickey
+1 703-721-8818
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	Three Months Ended December 31,
	2021	2020
Revenue	$27,054	$97,828
Revenue from related parties	147,833	18,405
Total revenue	174,887	116,233
Cost of goods and services	228,036	111,434
Gross (loss) profit	(53,149)	4,799
Operating expenses:
Research and development	10,758	4,144
Sales and marketing	13,059	4,741
General and administrative	31,201	6,722
Depreciation and amortization	1,427	1,070
Interest expense	682	89
Other income (expense), net	(826)	156
Loss before income taxes	(111,102)	(11,811)
Income tax expense	358	685
Net loss	(111,460)	(12,496)
Net loss attributable to non-controlling interests	(82,655)	$(12,496)
Net loss attributable to Fluence Energy, Inc.	$(28,805)	n/a

Weighted average number of Class A common shares outstanding:
Basic and diluted	54,143,275	n/a
Loss per share of Class A common stock
Basic and diluted	$(0.53)	n/a

Foreign currency translation gain (loss), net of income tax (expense) benefit of $0 in each period	$299	$(851)
Total other comprehensive income (loss)	299	(851)
Total comprehensive loss	(111,161)	(13,347)
Comprehensive loss attributable to non-controlling interest	(82,570)	$(13,347)
Total comprehensive loss attributable to Fluence Energy, Inc.	$(28,591)	n/a

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(U.S. Dollars in Thousands, except share and per share amounts)

	December 31, 2021	September 30, 2021
Assets
Current assets:
Cash and cash equivalents	$632,143	$36,829
Trade receivables, net of allowances ($88 and $90 at December 31 and September 30, 2021, respectively)	56,136	46,664
Unbilled receivables	86,933	101,975
Receivables from related parties	48,388	33,362
Advances to suppliers	40,586	9,741
Inventory, net	442,356	389,787
Other current assets	74,793	43,157
Total current assets	1,381,335	661,515
Non-current assets:
Property and equipment, net	8,567	8,206
Intangible assets, net	35,145	36,057
Goodwill	9,167	9,176
Deferred income tax asset	1,184	1,184
Other non-current assets	47,256	1,537
Total non-current assets	101,319	56,160
Total assets	$1,482,654	$717,675
Liabilities, Stockholders’ Equity, Members’ Deficit, and Mezzanine Equity
Current liabilities:
Accounts payable	$92,802	$158,366
Deferred revenue	145,765	71,365
Borrowing from line of credit	—	50,000
Borrowing from related parties	—	50,000
Personnel related liabilities	22,990	12,861
Accruals and provisions	214,838	186,143
Payables and deferred revenue with related parties	206,021	227,925
Taxes payable	17,764	12,892
Other current liabilities	2,175	1,941
Total current liabilities	702,355	771,493
Non-current liabilities:
Personnel related liabilities	1,859	1,607
Accruals and provisions	340	774
Total non-current liabilities	2,199	2,381
Total liabilities	704,554	773,874
Commitments and contingencies (Note 12)
Mezzanine equity (0 and 18,493,275 units issued and outstanding as of December 31, 2021 and September 30, 2021, respectively)	—	117,235
Stockholders’ Equity / Members’ Deficit
Members’ capital contributions		106,152
Preferred stock, $0.00001 per share, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2021.	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 54,143,275 shares issued and outstanding as of December 31, 2021.	—	—
Class B-1 common stock, $0.00001 par value per share, 300,000,000 shares authorized; 117,173,390 shares issued and outstanding as of December 31, 2021	1	—
Class B-2 common stock, $0.00001 par value per share, 300,000,000 shares authorized; no shares issued and outstanding as of December 31, 2021	—	—
Additional paid-in capital	281,347	—
Accumulated other comprehensive income (loss)	4	(285)
Accumulated deficit	(28,805)	(279,301)
Total stockholders’ equity attributable to Fluence Energy, Inc./ Members’ deficit	252,547	(173,434)
Non-controlling interests	525,553	—
Total stockholders’ equity and members’ deficit	778,100	(173,434)
Total liabilities, stockholders’ equity, members’ deficit, and mezzanine equity	$1,482,654	$717,675

FLUENCE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(U.S. Dollars in Thousands)

	Three Months Ended December 31,
	2021	2020
Operating activities
Net loss	$(111,460)	$(12,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,427	1,070
Amortization of debt issuance costs	137	—
Inventory provision	3,517	—
Stock based compensation expense	24,877	—
Provision (benefit) on loss contracts	5,668	(1,399)
Changes in operating assets and liabilities:
Trade receivables	(9,472)	4,094
Unbilled receivables	15,042	(21,961)
Receivables from related parties	(15,026)	(13,857)
Advances to suppliers	(30,845)	(5,219)
Inventory	(56,086)	(141,213)
Other current assets	(134)	(718)
Other non-current assets	(35,371)	(15)
Accounts payable	(59,244)	(27,353)
Payables and deferred revenue with related parties	(21,904)	26,727
Deferred revenue	74,400	30,609
Current accruals and provisions	23,027	110,491
Taxes payable	4,872	(3,340)
Other current liabilities	(4,794)	(3,935)
Other non-current liabilities	(182)	207
Net cash used in operating activities	(191,551)	(58,308)
Investing activities
Cash paid for business acquisition	—	(18,000)
Purchase of property and equipment	(870)	(1,055)
Net cash used in investing activities	(870)	(19,055)
Financing activities
Proceeds from issuance of Class A common stock sold in the IPO, net of underwriting discounts	947,991	—
Payment of IPO costs	(5,465)	—
Payment of transaction cost related to issuance of membership units	(6,320)	—
Payment of debt issuance costs	(2,719)	—
Repayment of promissory notes – related parties	(50,000)	—
Borrowing from line of credit	—	22,000
Repayment to line of credit	(50,000)	—
Net cash provided by financing activities	833,487	22,000
Effect of exchange rate changes on cash and cash equivalents	280	(868)
Net increase (decrease) in cash and cash equivalents	641,346	(56,231)
Cash, cash equivalents, and restricted cash as of the beginning of the period	38,069	95,051
Cash, cash equivalents, and restricted cash as of the end of the period	$679,415	$38,820

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics as of December 31, 2021 and September 30, 2021, and for the three months ended December 31, 2021 and 2020.

(amounts in MW)	December 31, 2021	September 30, 2021	Change	Change %
Energy Storage Products
Deployed	1,033	971	62	6.4%
Contracted Backlog	3,217	2,679	538	20.1%
Pipeline	13,894	14,161	(267)	(1.9%)
Service Contracts
Asset under Management	832	772	60	7.8%
Contracted Backlog	2,108	1,918	190	9.9%
Pipeline	11,758	10,930	828	7.6%
Digital Contracts
Asset under Management	3,871	3,108	763	24.5%
Contracted Backlog	1,201	1,629	(428)	(26.3%)
Pipeline	4,493	3,301	1,192	36.1%

(amounts in MW)	Three Months Ended December 31,
	2021	2020	Change	Change %
Energy Storage Products
Contracted	600	96	504	525.0%
Service Contracts
Contracted	250	279	(29)	(10.4)%
Digital Contracts
Contracted	335	521	(186)	(35.7)%

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2021	2020
Net loss	$(111,460)	$(12,496)	$(98,964)	(792.0)%
Add (deduct):
Interest expense (income), net	615	86	529	(615.1)
Income tax expense	358	685	(327)	(47.7)
Depreciation and amortization	1,427	1,070	357	33.4
Stock-based compensation(a)	24,877	—	24,877	n/a
Non-recurring expenses(b)	41,350	—	41,350	n/a
Adjusted EBITDA	$(42,833)	$(10,655)	$(32,178)	(302.0)%
(a) Includes awards that will be settled in shares and awards that will be settled in cash.
(b) Amount in 2021 included $5.6 million related to non-recurring excess shipping costs and $31.3 million of project charges and other costs which are compounding effects of the COVID-19 pandemic, $4.3 million related to the 2021 cargo loss incident, and $0.1 million non-recurring IPO-related expenses which did not qualify for capitalization.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2021	2020
Total Revenue	$174,887	$116,233	58,654	50.5%
Cost of goods and services	228,036	111,434	116,602	104.6
Gross (loss) profit	(53,149)	4,799	(57,948)	(1207.5)
Add (deduct):
Stock-based compensation(a)	3,528	—	3,528	n/a
Non-recurring expenses(b)	41,266	—	41,266	n/a
Adjusted Gross Profit (Loss)	$(8,355)	$4,799	$(13,154)	(274.1)%
Adjusted Gross Profit Margin %	(4.8)%	4.1%
(a) Includes awards that will be settled in shares and awards that will be settled in cash.
(b) Amount in 2021 included $5.6 million related to non-recurring excess shipping costs and $31.3 million of project charges and other costs which are compounding effects of the COVID-19 pandemic, and $4.3 million related to the 2021 cargo loss incident.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2021	2020
Net loss	$(111,460)	$(12,496)	$(98,964)	(792.0)%
Add (deduct):
Amortization of intangible assets	918	800	118	14.8
Stock-based compensation(a)	24,877	—	24,877	n/a
Non-recurring expenses(b)	41,350	—	41,350	n/a
Adjusted Net Loss	$(44,315)	$(11,696)	$(32,619)	(278.9)%
(a) Includes awards that will be settled in shares and awards that will be settled in cash.
(b) Amount in 2021 included $5.6 million related to non-recurring excess shipping costs and $31.3 million of project charges and other costs which are compounding effects of the COVID-19 pandemic, $4.3 million related to the 2021 cargo loss incident, and $0.1 million non-recurring IPO-related expenses which did not qualify for capitalization.

($ in thousands)	Three Months Ended December 31,		Change	Change %
	2021	2020
Net cash used in operating activities	$(191,551)	$(58,308)	$(133,243)	(228.5)%
Less: Purchase of property and equipment	(870)	(1,055)	185	(17.5)
Free Cash Flows	$(192,421)	$(59,363)	$(133,058)	(224.1)%